EXHIBIT10.11

MANAGEMENT CONSULTING AGREEMENT

dated as of December 29, 1999

between El Pollo Loco, Inc.,

a Delaware corporation (the “Company”)

and American Securities Capital

Partners, L.P., a Delaware limited

partnership (the “Consultant”)

The Company desires to avail itself of the Consultant’s expertise and consequently has requested that the Consultant provide such expertise, from time to time, in rendering certain management consulting and advisory services related to the business and affairs of the Company and its subsidiaries and the review and analysis of certain financial and other transactions. The Consultant and the Company agree that it is in their respective interests to enter into this Agreement whereby, for the consideration specified herein, the Consultant shall provide such services as an independent consultant to the Company.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Company and the Consultant agree as follows:

SECTION 1. Retention of Consultant. The Company retains the Consultant, and the Consultant accepts such retention, upon the terms and conditions set forth in this Agreement.

SECTION 2. Term. This Agreement shall commence on the date hereof and shall terminate on the earlier of (i) December 31, 2004 (the “Initial Term”) or (ii) the date upon which entities affiliated with the Consultant cease to own directly or indirectly in the aggregate more than ten percent (10%) of the voting stock (on an as converted basis) of the Company. Upon the termination of the Initial Term and each additional year thereafter, if any, for which this Agreement shall be extended pursuant to this sentence, this Agreement shall automatically be extended for an additional year (subject to termination under clause (ii) above) unless notice to the contrary is given by either party at least 30 but no more than 60 days prior to such termination (the Initial Term and all extensions thereof are collectively referred to as the “Term”).

SECTION 3. Management Consulting Services. The Consultant shall advise the Company and its subsidiaries concerning such management matters as relate to proposed financial transactions, acquisitions and other senior management matters related to the Company’s and its subsidiaries’ business, administration and policies, in each case as the Company shall reasonably and specifically request by way of written notice to the Consultant, which notice shall specify the services required of the Consultant and shall include all background material necessary for the Consultant to complete such services. The Consultant shall not be required to devote any specified amount of time to any such written request and shall be required to devote only so much time to any such written request as the Consultant shall, in its reasonable discretion, deem necessary to complete such services. Such consulting services shall in the Consultant’s reasonable discretion, be rendered in person or by telephone or other communication. The Consultant shall be free of domination or control by the Company over the manner and time of rendering its services hereunder, and the Company shall have no right to dictate or direct the details of the services rendered hereunder. The Consultant shall (i) use its reasonable efforts to deal effectively with all subjects submitted to it hereunder and (ii) endeavor to further, by performance of its services hereunder, the policies and objectives of the Company. The Consultant shall perform all such services as an independent contractor to the Company. The Consultant is not an employee, agent or representative of the Company and has no authority to act for or to bind the Company without its prior written consent.

SECTION 4. Compensation. (a) As consideration for the Consultant’s agreement to render the management consulting services set forth in Section 3 of this Agreement and as compensation for any such services rendered by the Consultant, the Company shall pay the Consultant an annual fee (prorated for any partial periods) of $400,000 in equal quarterly installments of $100,000 payable in advance on January 1, April 1, July 1 and October 1 of each year (or, if such date is not a business day in New York City, on the next business day in New York City), with the first such installment to be payable on December 29, 1999 for the period through March 31, 2000. Consultant shall have the right to increase the aforementioned annual fee to an amount not to exceed 0.5% of the Company’s consolidated total revenue for the latest 12 calendar months prior to such increase after giving pro forma effect to any completed transactions. Once increased, the fee shall not be decreased without the prior written consent of the Consultant.

(b) In consideration of services previously rendered to the Company in connection with the transactions contemplated by the Stock Purchase Agreement, dated November 9, 1999 by and among Advantica Restaurant Group, Inc., a Delaware corporation, Denny’s Holdings Inc., a New York corporation, TWS 800 Corp., a Delaware corporation, the Company and EPL Holdings, Inc., a Delaware corporation (including the financing thereof), the Company shall pay the Consultant a fee of $1,283,000.

(c) During the Term, if the Company consummates any merger, consolidation, acquisition, disposition, reorganization, recapitalization or other extraordinary transaction, Consultant shall be entitled to charge the Company a transaction fee equal to an amount not to exceed 1% of the value of the transaction. For these purposes, the value of any acquisition or disposition shall be equal to the total enterprise value of the entity or assets being acquired or disposed (including, without limitation, assumed debt or refinanced debt relating therto).

(d) The Company (or, at the Company’s option, any subsidiary or affiliate thereof) shall, upon presentation by the Consultant to the Company of such appropriate documentation as may be required by the Company, reimburse the Consultant for all reasonable and necessary expenses and other disbursement incurred by any and all partners, directors, officers, employees or agents of the Consultant in the rendering of services to the Company, whether prior or subsequent to the date hereof.

(e) Nothing in this Agreement shall have the effect of prohibiting the Consultant from receiving from the Company or its subsidiaries additional incentive or performance-based compensation or, on a transaction-by-transaction basis, a fee for financial advisory and consulting services rendered by the Consultant to the Company or its subsidiaries in connection with future acquisitions or dispositions by the Company or its subsidiaries when so requested by the Company.

SECTION 5. Indemnification. The Company shall indemnify and hold harmless the Consultant and its partners, directors, officers, employees, agents and affiliates from and against any and all liabilities, costs, expenses and disbursements (collectively, “Claims”) of any kind with respect to or arising from this Agreement or the performance by the Consultant of any services in connection herewith. Notwithstanding the forgoing provision, the Company shall not be liable for any Claim arising from the gross negligence or willful misconduct of the Consultant.

SECTION 6. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, or sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, rerurn receipt requested and postgage prepaid, addressed as follows:

if to the Consultant:

American Securities Capital Partners, L.P.
122 East 42nd Street
Suite 2400
New York, New York 10168
Attention:	Mr. Michael G. Fisch
Telecopier:	(212) 697-5524
Telephone:	(212) 476-8000

if to the Company:

El Pollo Loco, Inc.
3333 Michelson Drive, Suite 550
Irvine, CA 92612
Attention:	President
Telecopier:	(949)251-5310
Telephone:	(949)251-5000

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

SECTION 7. Benefits of Agreement. This Agreement shall bind and inure to the benefit of any successors to or assigns of the Consultant and the Company; provided, however, that this Agreement may not be assigned by the Company without the prior written consent of the Consultant.

SECTION 8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

SECTION 9. Headings. Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

SECTION 10. Entire Agreement: Amendments. This Agreement contains the entire understanding of the parties with respect to its subject matter and neither it, nor any part of it, may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

SECTION 11. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

SECTION 12. Waivers. Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

***

IN WITNESS WHEREOF, the parties have duty executed this Management Consulting Agreement as of the date first above written.

EL POLLO LOCO, INC.

By:	/s/

Name:	CHRIS SLAUGHTER
Title:	CFO

AMERICAN SECURITIES CAPITAL PARTNERS, L.P.

By its General Partner

AMERICAN SECURITIES CAPITAL PARTNER G.P. CORP.

By:	/s/

Name:
Title: